POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Fred Capallo of Biolase Technology, Inc. ("BLTI"), to execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of
BLTI, EDGAR Form ID (including amendments thereto) and Authenticating
Statements, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s)
to be filed with the United States Securities and Exchange Commission and The
NASDAQ Stock Market.  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is BLTI assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by BLTI, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 9th day of January, 2008.

      /s/ Jake St. Philip
      Jake St. Philip